Exhibit 99.1

Media Contact

Melissa Woods

T+ 1.405.269.9453

melissa.woods@icxt.com

ICx Technologies Reports First Quarter 2010 Results

Reports Solid Growth in Adjusted EBITDA Profits Year-Over-Year

ARLINGTON, Va. (May 13, 2010) – ICx Technologies, Inc. (Nasdaq GM: ICXT), a developer of advanced sensor technologies for homeland security, force protection and commercial applications, announced today its operating and financial results for the first quarter ended March 31, 2010.

First-Quarter Financials

For the quarter ended Mar. 31, 2010, ICx reported revenues of $40.6 million, compared to $47.4 million for the quarter ended Mar. 31, 2009, representing a 14 percent decrease year-over-year. The Company showed adjusted EBITDA profits of $2.1 million, an improvement of $1.3 million, or 163 percent, over the first quarter in 2009.

Product revenue grew 33 percent for the first quarter, which resulted in year over year growth in adjusted EBITDA profits because of high gross margins on product sales in the Detection group.

“With continued growth in adjusted EBITDA profits, we are pleased with our achievements in the first quarter of 2010,” said Colin Cumming, CEO of ICx Technologies. “Our revenue would have been higher for the quarter, but a significant contract was delayed and came in after the quarter closed. This revenue will be captured later in the year.”

Key First-Quarter Highlights

•

ICx released its ClearPoint™ bottled liquids screener, which rapidly and accurately identifies suspicious liquids through their containers. Based on recent breakthroughs in Raman technology, ClearPoint is designed to tackle the challenge of screening bottled liquids in the pressure-filled, fast-paced environment of airport security checkpoints.

•

The Critical National Infrastructure Authority (CNIA) of Abu Dhabi, UAE, awarded ICx a $9 million contract for mobile integrated surveillance systems. Under the contract, ICx will provide their integrated millimeter wave ground-based radar and thermal/CCTV imaging systems on mobile tactical platforms for deployment around critical infrastructure sites to provide comprehensive wide area surveillance.

•

ICx introduced a new product in its CommandSpace® product suite, a pre-configured, turnkey wide area surveillance system that includes integrated ground surveillance radar and forward looking infrared cameras. This fixed CommandSpace solution is less dependent upon infrastructure which allows rapid implementation and lower up-front and life cycle costs.

•

The Tennessee Valley Authority (TVA), the largest public power company in the U.S., issued ICx a blanket $3 million contract for remote terminal units (RTUs). Callisto™ Edge RTUs are well suited to address Smart Grid applications and will be deployed throughout the TVA supervisory control and data acquisition (SCADA) system.

Revenue and Earnings Outlook for 2010

ICx reconfirmed today its initial guidance for 2010. The Company expects to show solid results in 2010 with revenue in the range of $212 million to $226 million, reflecting growth rates of 16% to 23% over 2009. The Company expects EPS in 2010 to range from $0.06 per share to $0.25 per share on a fully diluted basis. This compares to a loss per share of ($0.31) in 2009.

Conference Call

In connection with the earnings release, ICx will host a conference call and Webcast for investors and analysts to discuss its results for the quarter on Thursday, May 13, at 4:30 p.m. Eastern Time.

Participants should call, toll-free, 1.877.315.9025 (United States/Canada), or 1.678.894.3956, and request the ICx Technologies call. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 1.706.645.9291 (United States/Canada), or call toll-free at 1. 800.642.1687 and enter confirmation code 72404125. The recording will be available from 7:30 p.m. (EST) on Thursday, May 13, 2010, through midnight, May 20, 2010 (EST). A live broadcast of the earnings conference call will also be available via the Internet at http://www.ICXT.com in the ‘Events & Presentations’ section under ‘Investor Relations’. The webcast will be archived on the site for 60 days.

About ICx® Technologies

ICx Technologies is a leader in the development and integration of advanced sensor technologies for homeland security, force protection and commercial applications. Our proprietary sensors detect and identify chemical, biological, radiological, nuclear and explosive threats, and deliver superior awareness and actionable intelligence for wide-area surveillance, intrusion detection and facility security. We then leverage our unparalleled technical expertise and government funding to address other emerging challenges of our time, ranging from a cleaner environment and alternative energy to life science.

Safe-Harbor Statement

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s revenues and EPS for fiscal 2010; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, demand for the Company’s products and services; the ability of the Company to successfully develop and expand its products, services, technologies and markets; the ability of the Company to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions; changes in U.S. government funding levels to purchase the Company’s products and services; the ability of the Company to sell its products to original equipment manufacturers, prime contractors and system integrators; seasonality; competition; the ability of the Company to develop innovative products; the ability of the Company to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts and relationships, including contracts with the U.S. government; general economic, market and business conditions, uncertainties and other factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Use of Non-GAAP Financial Measures

In evaluating its business, ICx considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings from continuing operations before interest, taxes, depreciation and amortization, plus non-cash equity compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than ICx, limiting their usefulness as comparative tools. ICx compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Net Loss

(Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Product revenues	$21,715	$16,321
Contract research and development revenues	12,161	11,282
Service and other revenue	6,694	19,788

Total revenues	40,570	47,391

Cost of revenues:
Cost of product revenues	8,366	8,100
Cost of contract research and development revenues	8,952	8,314
Cost of service and other revenues	4,821	14,194

Total cost of revenue	22,139	30,608

Gross profit	18,431	16,783

Operating expenses:
General and administrative	7,040	7,189
Sales and marketing	6,309	6,354
Research and development	3,760	3,516
Depreciation and amortization	1,952	3,023

Total operating expenses	19,061	20,082

Operating loss	(630)	(3,299)

Other income (expense):
Interest income	11	52
Interest expense	(27)	(17)
Other, net	247	56

Total other income	231	91

Loss before income taxes	(399)	(3,208)
Income tax expense	280	113

Loss from continuing operations	$(679)	$(3,321)
Loss on discontinued operations, net of tax	(313)	(154)

Net loss	$(992)	$(3,475)

Other comprehensive income
Foreign currency translation adjustment, net of tax	(273)	(779)

Comprehensive loss	$(1,265)	$(4,254)

Net loss per common share
Basic and diluted	$(0.03)	$(0.10)

Reconciliation of Non-GAAP Measure:
Net loss	$(992)	$(3,475)
Add (subtract)
Loss from discontinued operations	313	154
Income tax expense	280	113
Interest income	(11)	(52)
Interest expense	27	17
Depreciation and amortization	1,952	3,023
Stock-based compensation expense	530	1,030

Adjusted EBITDA	$2,099	$810

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Balance Sheets

(Unaudited)

(dollars in thousands)

	March 31, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$28,123	$22,270
Restricted cash	8,473	8,465
Trade accounts receivable, net	28,151	36,751
Unbilled revenue	10,789	8,957
Inventories	23,764	22,491
Other current assets	3,750	4,553
Current assets of discontinued operations	1,175	1,052

Total current assets	104,225	104,539
Property, plant and equipment, net	9,195	9,673
Goodwill and intangibles, net	79,042	80,176
Other noncurrent assets	3,788	3,671
Noncurrent assets of discontinued operations	238	365

Total assets	$196,488	$198,424

Liabilities and Stockholders’ Equity

Current liabilities	$24,917	$26,193
Current liabilities of discontinued operations	294	828
Noncurrent liabilities	894	966

Total liabilities	26,105	27,987

Total stockholders’ equity	170,383	170,437

Total liabilities and stockholders’ equity	$196,488	$198,424

ICx TECHNOLOGIES, INC. AND SUBSIDIARIES

Selected Segment Information

(Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Detection
Product revenue	$14,409	$9,295
Contract research and development revenue	11,591	11,084
Service and other revenue	1,158	819

Total revenue	$27,158	$21,198
Gross profit %	46.7%	40.3%

Surveillance
Product revenue	$6,044	$5,112
Contract research and development revenue	570	198
Service and other revenue	662	10,770

Total revenue	$7,276	$16,080
Gross profit %	54.0%	32.7%

Solutions
Product revenue	$1,281	$1,938
Contract research and development revenue	37	35
Service and other revenue	4,913	8,291

Total revenue(1)	$6,231	$10,264
Gross profit %	29.1%	29.0%

(1)	Includes $95 and $151 of intersegment revenue that has been eliminated in the Consolidated Statement of Operations and Net Loss for the three months ended March 31, 2010 and 2009, respectively.